                                                                    EXHIBIT 3(b)



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                               PURINA MILLS, INC.

                              AMENDED AND RESTATED

                                    BY-LAWS






                               As Adopted and in
                     Effect as of _______________ __, 2000












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



                               PURINA MILLS, INC.

                              AMENDED AND RESTATED

                                     BY-LAWS


                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page


STOCKHOLDERS......................................................................................................1
         1.       Time and Place of Meetings......................................................................1
         2.       Annual Meeting..................................................................................1
         3.       Special Meetings................................................................................1
         4.       Notice of Meetings..............................................................................1
         5.       Inspectors......................................................................................2
         6.       Quorum..........................................................................................2
         7.       Voting..........................................................................................2
         8.       Order of Business...............................................................................2
         9.       Written Consents................................................................................4

DIRECTORS.........................................................................................................5
         10.      Function........................................................................................5
         11.      Number, Election, and Terms.....................................................................5
         12.      Vacancies and Newly Created Directorships.......................................................5
         13.      Removal.........................................................................................5
         14.      Nominations of Directors; Election..............................................................5
         15.      Resignation.....................................................................................7
         16.      Regular Meetings................................................................................7
         17.      Special Meetings................................................................................7
         18.      Quorum..........................................................................................7
         19.      Participation in Meetings by Telephone Conference...............................................7
         20.      Committees......................................................................................7
         21.      Compensation....................................................................................8
         22.      Rules...........................................................................................8

NOTICES  .........................................................................................................8
         23.      Generally.......................................................................................8
         24.      Waivers.........................................................................................9

OFFICERS .........................................................................................................9
         25.      Generally.......................................................................................9
         26.      Compensation....................................................................................9
         27.      Succession......................................................................................9
         28.      Authority and Duties...........................................................................10

                                                                                                               Page

STOCK    ........................................................................................................10
         29.      Certificates...................................................................................10
         30.      Classes of Stock...............................................................................10
         31.      Lost, Stolen, or Destroyed Certificates........................................................10
         32.      Record Dates...................................................................................10

INDEMNIFICATION..................................................................................................11
         33.      Right to Indemnification.......................................................................11
         34.      Right to Advancement of Expenses...............................................................12
         35.      Right of Indemnitee to Bring Suit..............................................................12
         36.      Non-Exclusivity of Rights......................................................................13
         37.      Insurance......................................................................................13
         38.      Indemnification of Employees and Agents of the Company.........................................13

GENERAL  ........................................................................................................13
         39.      Fiscal Year....................................................................................13
         40.      Seal...........................................................................................13
         41.      Reliance Upon Books, Reports, and Records......................................................13
         42.      Time Periods...................................................................................14
         43.      Amendments.....................................................................................14
         44.      Certain Defined Terms..........................................................................14

                                    ARTICLE 1
                                  STOCKHOLDERS
                                  ------------

         1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders held for the purpose of electing Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the President of the Company (the "President"), or the Secretary of the Company (the "Secretary"), and stated in the notice of meeting. The Board may postpone, for up to 30 days, and reschedule any previously scheduled annual or special meeting of the stockholders; provided, however, that the Board may not postpone any such rescheduled meeting.

         2. ANNUAL MEETING. An annual meeting of the stockholders will be held in each year commencing in 2001 at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8 or By-Law 14.

         3. SPECIAL MEETINGS. (a) Special meetings of the stockholders may be called only by (i) the Chairman, (ii) the President, (iii) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board, or (iv) the Secretary within 10 calendar days after receipt of the written request of holders of at least 25% of the outstanding Voting Stock. Special meetings called at the request of the stockholders shall be held not less than 10 nor more than 60 calendar days after receipt by the Company of the written request therefor. Any request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

         (b) Upon the receipt by the Company of a written request executed by the holders of not less than 25% of the outstanding Voting Stock (a "Meeting Request"), the Board will (i) call a special meeting of the stockholders for the purposes specified in the Meeting Request and (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 45 calendar days after the date of receipt by the Company of the Meeting Request; PROVIDED, HOWEVER, that no separate special meeting of stockholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt of such Meeting Request and (B) the purposes of such annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in such Meeting Request.

         4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders (including any postponed or rescheduled meeting), stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided in these By-Laws or by the Delaware General Corporation Law or other applicable law.

When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. INSPECTORS. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. QUORUM. Except as otherwise provided by the Delaware General Corporation Law or other applicable law, or in a Preferred Stock Designation, the holders of at least 50% of the Voting Stock, voting together as a single class, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. VOTING. Except as otherwise provided by the Delaware General Corporation Law or other applicable law, by the Amended and Restated Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws or unless the Chairman or the holders of at least 50% of the Voting Stock, voting together as a single class, present at such meeting in person or by proxy otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of at least 50% of the Voting Stock, voting together as a single class, present at such meeting in person or by proxy will be the act of the stockholders, except as otherwise provided in a Preferred Stock Designation, or applicable law.

         8. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person is unduly disruptive or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with this Bylaw.

         (c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in writing to the Secretary and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Bylaw, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of Voting Stock of the Company required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the date of the first annual meeting following the Effective Date, (as defined in the Plan of Reorganization (as defined in By-Law
33)) or with respect to subsequent annual meetings the first anniversary of date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting,
(B) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of Voting Stock of the Company required to approve the proposal (an affirmative statement of such intent, a "PROPOSAL SOLICITATION NOTICE"). Notwithstanding the foregoing provisions of this Bylaw, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. For purposes of this Bylaw and Bylaw 14, "PUBLIC ANNOUNCEMENT" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 or furnished to stockholders. Nothing in this Bylaw will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President, a majority of the Whole Board or holders of at least 25% of the outstanding Voting Stock in accordance with Bylaw 3 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

         9. WRITTEN CONSENTS. (a) Any action required by these Amended and Restated By- Laws, the Amended and Restated Certificate of Incorporation or applicable law to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of at least 50% of the Voting Stock and shall be delivered to the Secretary at the Company's principal place of business by hand or by certified or registered mail, return receipt requested.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless such consent is delivered in accordance with this By-Law within 60 calendar days of the earliest dated consent.

         (c) Notice of the taking of the corporate action without a meeting in accordance with this By-Law by less than unanimous written consent of stockholders shall be given within 10 calendar days to those stockholders who have not consented in writing and who, if the action had been taken at a meeting of the stockholders, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents executed by holders of at least 50% of the Voting Stock were delivered to the Secretary in accordance with this By-Law.

                                    ARTICLE 2
                                    DIRECTORS
                                    ---------

         10. FUNCTION. The business and affairs of the Company will be managed under the direction of the Board.

         11. NUMBER, ELECTION, AND TERMS. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors as of the Effective Date will initially be five. Thereafter, the number of Directors may be changed from time to time only by a vote of a majority of the Whole Board or by the affirmative vote of the holders of at least 50% of the Voting Stock, voting together as a single class, present in person or by proxy. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock under circumstances specified in a Preferred Stock Designation, will hold office until their successors are elected and qualified. The number of Directors shall not be less than five nor more than nine, except as may be provided in any Preferred Stock Designation.

         12. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or by the affirmative vote of holders of at least 50% of the Voting Stock, voting together as a single class, after a vote to increase the number of Directors at a stockholders meeting called for that purpose. Any Director elected in accordance with the preceding sentence will hold office until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         13. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders with or without cause by written consent of the holders of at least 50% of the Voting Stock or by the affirmative vote of the holders of at least 50% of the Voting Stock.

         14. NOMINATIONS OF DIRECTORS; ELECTION. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with this Bylaw will be eligible for election at a meeting of stockholders to be members of the Board.

         (b) Nominations of persons for election as Directors of the Company may be made at an annual or special meeting of stockholders (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Bylaw. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Company with a Nomination Solicitation Notice, as that term is defined in this Bylaw, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of Voting Stock of the Company required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company in the case of a special meeting, not less than 10 nor more than 60 calendar days prior to the date of such meeting specified in such notice, and in the case of an annual meeting not less than 60 nor more than 90 calendar days prior to the date of the first annual meeting following the Effective Date or with respect to subsequent annual meetings the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual or special meeting and intends to appear in person or by proxy at the annual or special meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (vi) the signed consent of each nominee to serve as a Director of the Company if so elected; and (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of Voting Stock of the Company required to elect such nominee or nominees (an affirmative statement of such intent, a "NOMINATION SOLICITATION NOTICE"). At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any special or annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder must also comply with all applicable requirements of the Securities

Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         15. RESIGNATION. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         16. REGULAR MEETINGS. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         17. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in, like manner and on like notice on the written request of not less than one-third of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by a majority of the Whole Board or specified in the notice of any such meeting.

         18. QUORUM. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Amended and Restated By-Laws or the Amended and Restated Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         19. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         20. COMMITTEES. (a) The Board, by resolution passed by a majority of the Whole Board, will designate an executive committee (the "Executive Committee") of not less than three members of the Board, one of whom will be the Chairman. The Executive Committee will have and may exercise the powers of the Board, except the power to amend these Amended and Restated By-Laws or the Amended and Restated Certificate of Incorporation (except, to the extent authorized by a resolution of the Whole Board, to fix the terms of any series of Preferred Stock in accordance with the Amended and Restated Certificate of Incorporation), fill any vacancy on the Executive Committee or the Board, adopt an agreement of merger or consolidation or any other business combination transaction, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by the Delaware General Corporation Law or other applicable law.

         (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (d) Except as otherwise provided in these Amended and Restated By-Laws or by the Delaware General Corporation Law or other applicable law, any committee of the Board, to the extent provided in this By-Law or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         21. COMPENSATION. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries. Members of the Board who are also employees of the Company or any of its subsidiaries will receive no additional compensation for service on the Board.

         22. RULES. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.


                                    ARTICLE 3
                                     NOTICES
                                     -------

         23. GENERALLY. Except as otherwise provided by the Delaware General Corporation Law or other applicable law, these Amended and Restated By-Laws, or the Amended and Restated Certificate of Incorporation, whenever by law or under the provisions of the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these Amended and Restated By-Laws.

         24. WAIVERS. Whenever any notice is required to be given by the Delaware General Corporation Law or other applicable law, or under the provisions of the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE 4
                                    OFFICERS
                                    --------

         25. GENERALLY. The officers of the Company will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), a President, a Secretary, and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         26. COMPENSATION. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         27. SUCCESSION. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in By-Law 25.

         28. AUTHORITY AND DUTIES. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                    ARTICLE 5
                                      STOCK
                                      -----

         29. CERTIFICATES. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         30. CLASSES OF STOCK. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         31. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         32. RECORD DATES. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by the Delaware General Corporation Law or other applicable law.


                                    ARTICLE 6
                                 INDEMNIFICATION
                                 ---------------

         33. RIGHT TO INDEMNIFICATION. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an officer of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employment Retirement Income Security Act of 1974, as amended excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in By-Law 35 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. Persons in respect of whom indemnity obligations were deemed to have been assumed by any of PM Holding Corporation or Purina Mills, Inc. (predecessors to the Company) pursuant to Section V.E.1 of the plan of reorganization of Purina Mills, Inc., PM Holdings Corporation and certain of Purina Mills, Inc.'s subsidiaries as confirmed by the United States Bankruptcy Court for the District of Delaware, in Consolidated Case No. 99-3938 (the "Plan of Reorganization") and
Section 365 of title 11 of the United States Code as in effect on the effective date of the Plan of Reorganization (the "Bankruptcy Code") or in respect of whom indemnity obligations arose thereafter or may arise in the future by reason of such person's service as a director, officer, or employee of the Company, will be deemed to have served at the request of the predecessors of the Company to the extent that they served as directors, officers, or employees of Purina Mills, Inc., PM Holdings Corporation or any of their affiliates (as defined in Section 101(2) of the Bankruptcy Code) prior to the effective date of the Plan of Reorganization.

         (b) The right of indemnification provided in this By-Law (i) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and (ii) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this By-Law, except to the extent that the obligation of the Company or its predecessors to provide such indemnification would otherwise be terminated or rejected as expressly provided in Section V.E.1 of the Plan of Reorganization. Without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this By-Law or the Delaware General Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this By-Law will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

         34. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in By-Law 33 shall include the right to be paid by the Company the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this By-Law or otherwise. The rights to indemnification and to the advancement of expenses conferred in By-Law 33 and this By-Law shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         35. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under By-Law 33 or By-Law 34 is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Company.

         36. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

         37. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         38. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.


                                    ARTICLE 7
                                     GENERAL

         39. FISCAL YEAR. The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

         40. SEAL. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         41. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         42. TIME PERIODS. In applying any provision of these Amended and Restated By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

         43. AMENDMENTS. Except for By-Laws 1, 2, 3, 6, 7, 8, 9, 11, 12, 13, 14,
20, 33, 34 and 35 which may only be amended in any respect or repealed with the affirmative vote of the holders of at least 50% of the Voting Stock, voting together as a single class, these Amended and Restated By-Laws or any of them may be amended in any respect or repealed at any time, either by (i) the stockholders at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) a majority of the Whole Board, at any meeting of the Board.

         44. CERTAIN DEFINED TERMS. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Amended and Restated Certificate of Incorporation.